                                                                  EXHIBIT 99.3


                          INDEX TO FINANCIAL STATEMENTS


HARBINGER NET SERVICES, LLC                                                                          PAGE
                                                                                                     ----
       Independent Auditors' Report........................................................           F-2
       Balance Sheets as of December 31, 1996 and 1995.....................................           F-3
       Statements of Operations for the periods ended December 31, 1996
            and 1995.......................................................................           F-4
       Statements of Shareholders' Equity for the periods ended
            December 31, 1996 and 1995.....................................................           F-5
       Statements of Cash Flows for the periods ended December 31, 1996
            and 1995.......................................................................           F-6
       Notes to Financial Statements for the periods ended December 31, 1996
            and 1995.......................................................................           F-7


HARBINGER CORPORATION

       Unaudited Pro Forma Consolidated Condensed Balance Sheets as of                                F-16
            December 31, 1996..............................................................
       Unaudited Pro Forma Consolidated Condensed Statement of Operations for
            the year ended December 31, 1996...............................................           F-17
       Notes to Unaudited Pro Forma Consolidated Condensed Financial
            Statements.....................................................................           F-18





                                       F-1

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Harbinger NET Services, LLC:


We have audited the accompanying balance sheets of Harbinger NET Services, LLC as of December 31, 1996 and 1995 and the related statements of operations, shareholders' equity and cash flows for the periods ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbinger NET Services, LLC as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the periods ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.


                                              KPMG PEAT MARWICK LLP



Atlanta, Georgia
February 7, 1997







                                       F-2

                           HARBINGER NET SERVICES, LLC
                                 BALANCE SHEETS


ASSETS                                                                               December 31,
                                                                        ------------------------------------
                                                                             1996                    1995
                                                                        -------------            -----------
Current assets:
     Cash and cash equivalents............................              $   3,322,000           $ 10,645,000
     Accounts receivable..................................                  1,866,000                      -
     Other current assets.................................                    277,000                 42,000
                                                                        -------------           ------------
              Total current assets........................                  5,465,000             10,687,000

Property and equipment, less accumulated
         depreciation and amortization....................                  1,039,000                219,000
                                                                        -------------           ------------
                                                                        $   6,504,000           $ 10,906,000
                                                                        =============           ============


LIABILITIES AND SHAREHOLDERS' EQUITY

     Accounts payable.......................................            $     207,000           $     13,000
     Due to affiliates, net.................................                2,040,000                180,000
     Accrued expenses.......................................                  783,000                160,000
     Deferred revenues......................................                  196,000                  -
                                                                        -------------           ------------
              Total current liabilities.....................                3,226,000                353,000

     Long-term debt.........................................                3,000,000              3,000,000
                                                                        -------------           ------------
              Total liabilities.............................                6,226,000              3,353,000
                                                                        -------------           ------------
     Shareholders' equity:
         Common stock, no par value; 10,000,000 shares
              authorized, 6,819,559 and 6,718,286 shares
              issued and outstanding, at December 31, 1996
              and 1995, respectively........................                8,870,000              8,703,000
         Accumulated deficit................................               (8,592,000)            (1,150,000)
                                                                        -------------           ------------
              Total shareholders' equity....................                  278,000              7,553,000
                                                                        -------------           ------------
     Commitments and contingencies..........................            $   6,504,000           $ 10,906,000
                                                                        =============           ============


               See accompanying notes to financial statements.

                         HARBINGER NET SERVICES, LLC
                           STATEMENTS OF OPERATIONS


                                                                            Periods ended December 31,
                                                                      -------------------------------------
                                                                           1996                   1995
                                                                      --------------          -------------
     Revenues:
         Services ........................................            $      117,000          $     -
         Software ........................................                 2,036,000                -
                                                                      --------------          -------------
              Total revenues..............................                 2,153,000                -
                                                                      --------------          -------------
     Direct costs:
         Services ........................................                   644,000                -

         Software (including royalties payable to
         Harbinger Corporation and subsidiaries of
         $1.2 million - see Note 5).......................                 1,617,000                -
                                                                      --------------          -------------
              Total direct costs..........................                 2,261,000                -
                                                                      --------------          -------------
                  Gross margin............................                  (108,000)               -
                                                                      --------------          -------------

     Operating costs (including amounts for services
        provided by Harbinger Corporation and
        subsidiaries - see Note 5):
         Selling and marketing............................                   926,000                 84,000
         General and administrative.......................                 1,614,000                133,000
         Depreciation and amortization....................                   621,000                 21,000
         Product development..............................                 4,303,000              1,077,000
                                                                      --------------          -------------
              Total operating costs.......................                 7,464,000              1,315,000
                                                                      --------------          -------------

                  Operating loss..........................                (7,572,000)            (1,315,000)

     Interest expense (income), net.......................                  (130,000)              (165,000)
                                                                      --------------          -------------
                  Net loss................................            $   (7,442,000)         $  (1,150,000)
                                                                      ==============          =============



               See accompanying notes to financial statements.














                                     F-4

                           HARBINGER NET SERVICES, LLC
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                FOR THE PERIODS ENDED DECEMBER 31, 1996 AND 1995



                                                     Common stock                              Shareholder       Total
                                               -------------------------     Accumulated          note       shareholders'
                                                Shares         Amount          deficit         receivable       equity
                                               ---------    ------------    ------------    ---------------  -------------
INITIAL CAPITALIZATION
    (MARCH 1995)......................         1,004,000    $    703,000    $       -       $         -      $     703,000
    Sale of common stock..............         5,714,286       8,000,000            -           (6,000,000)      2,000,000
    Proceeds from payment of
        shareholder note receivable...            -               -                 -            6,000,000       6,000,000
    Net loss..........................            -               -           (1,150,000)             -         (1,150,000)
                                               ---------    ------------   -------------    --------------  --------------

BALANCE,
    DECEMBER 31, 1995.................         6,718,286       8,703,000      (1,150,000)             -          7,553,000
                                               ---------    ------------   -------------    --------------  --------------
    Sale of common stock..............           101,273         167,000           -                  -            167,000


    Net loss..........................            -               -           (7,442,000)             -         (7,442,000)
                                               ---------    ------------   -------------    --------------  --------------
BALANCE,
    DECEMBER 31, 1996.................         6,819,559    $  8,870,000   $  (8,592,000)   $         -     $      278,000
                                               =========    ============   =============    ==============  ==============



               See accompanying notes to financial statements.

                         HARBINGER NET SERVICES, LLC
                           STATEMENTS OF CASH FLOWS


                                                                                  Periods Ended December 31,
                                                                          ---------------------------------------
                                                                                1996                    1995
                                                                          -----------------        --------------
Cash flows from operating activities:
    Net loss                                                              $   (7,442,000)          $   (1,150,000)
    Adjustments to reconcile net loss to net cash used in
       operating activities:
          Depreciation and amortization.......................                   621,000                   21,000
          Increase in:
              Accounts receivable.............................                (1,866,000)                    -
              Other current assets............................                  (235,000)                 (49,000)
          Increase in:
              Accounts payable................................                   194,000                   13,000
              Due to affiliates, net..........................                 1,860,000                  180,000
              Accrued expenses................................                   623,000                  160,000
              Deferred revenues...............................                   196,000                     -
                                                                          --------------           --------------
                 Net cash used in operating activities........                (6,049,000)                (825,000)
                                                                          --------------           --------------
Cash flows from investing activities--purchases of property
    and equipment                                                             (1,441,000)                (233,000)
                                                                          --------------           --------------
Cash flows from financing activities:
    Proceeds from sale of common stock........................                   167,000                2,703,000
    Proceeds from issuance of long-term debt..................                      -                   3,000,000
    Proceeds from payment of shareholder note receivable......                      -                   6,000,000
                                                                          --------------           --------------
                 Net cash provided by financing
                     activities...............................                   167,000               11,703,000
                                                                          --------------           --------------
                 Net increase (decrease) in cash and
                     cash equivalents.........................                (7,323,000)              10,645,000

Cash and cash equivalents at beginning of the period..........                10,645,000                    -
                                                                          --------------           --------------
Cash and cash equivalents at end of the period................            $    3,322,000           $   10,645,000
                                                                          ==============           ==============
Supplemental disclosure of noncash financing activity -
    sale of common stock for shareholder not receivable.......            $         -              $    6,000,000
                                                                          ==============           ==============


               See accompanying notes to financial statements.

                           HARBINGER NET SERVICES, LLC
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIODS ENDED DECEMBER 31, 1996 AND 1995


1.  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Harbinger NET Services, LLC (the "Company") was organized by Harbinger Corporation and certain other shareholders in December 1994 and began operations as a development stage enterprise in March 1995. Harbinger Corporation owned 91.4% of the Company's common stock outstanding at December 31, 1996 (see Note
6). The Company develops, markets, and supports software products to enable businesses to engage in electronic commerce using the Internet.

         Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         REVENUE RECOGNITION

                  Software

                  Revenues derived from software license fees are recognized upon shipment.

                  Services

                  Revenues derived from services include hosting fees, Internet access fees and consulting and training fees. Hosting revenue consists of fees related to the maintenance of client web pages on the Internet. Internet access revenue includes both fixed and usage based fees for use of the Company's Internet service. Consulting and training fees are billed under both time and materials and fixed fee arrangements and are recognized as services are performed.

                  Deferred revenues

                  Deferred revenues represent payments received from customers or billings invoiced to customers for software and services billed in advance.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets as follows:


           Furniture, fixtures and leasehold improvements              10 years
           Computer software                                            5 years
           Computer and office equipment                             5-10 years

                           HARBINGER NET SERVICES, LLC
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIODS ENDED DECEMBER 31, 1996 AND 1995


         PRODUCT AND SOFTWARE DEVELOPMENT COSTS

         Product development costs consist principally of compensation and benefits paid to the Company's employees or employees of Harbinger Corporation. All product development costs not qualifying for capitalization as software development costs are expensed as incurred.

         The Company's policy is to expense all software development costs associated with establishing technological feasibility. Because the Company's products have reached this stage of development almost concurrently with general release, the Company has not capitalized any software development costs in the accompanying financial statements, due to the amounts being insignificant.

         INCOME TAXES

         The Company has elected to incorporate as a Limited Liability Company in accordance with the laws in the State of Georgia. As a result, the Company is taxed in a manner similar to a partnership and has not provided for Federal or state income taxes as the results of operations are passed through to, and the related income taxes become the individual responsibility of, the Company's shareholders.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company uses financial instruments in the normal course of its business. The carrying values of cash equivalents, accounts receivable, other current assets, accounts payable, due to affiliates, net, accrued expenses and deferred revenues approximate fair value due to the short-term maturities of these assets and liabilities. The Company believes the fair value of its long-term debt exceeds its carrying value.

         STOCK OPTION PLAN

         Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996 the Company adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures under the provisions of SFAS No. 123 (see Note 4).




                                       F-8

                           HARBINGER NET SERVICES, LLC
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIODS ENDED DECEMBER 31, 1996 AND 1995

2.  PROPERTY AND EQUIPMENT


         Property and equipment as of December 31, 1996 and 1995 consists of the following:


                                                                          1996                 1995
                                                                       ----------           -----------
       Furniture, fixtures and leasehold improvements.........        $  254,000             $    4,000

       Computer software......................................            246,000                36,000

       Computer and office equipment..........................          1,174,000               193,000
                                                                      -----------            ----------
                                                                        1,674,000               233,000
           Less accumulated depreciation and amortization.....           (635,000)              (14,000)
                                                                      -----------            ----------
                                                                      $ 1,039,000            $  219,000
                                                                      ===========            ==========


3.  LONG-TERM DEBT

         In connection with a June 1995 financing, the Company issued a $3 million subordinated convertible debenture bearing interest at 6% with principal and accrued interest due in full in June 2000. This financing was completed simultaneously with a capital investment made by Harbinger Corporation of $8 million. The Company is party to an Operating Agreement (see Note 4) between Harbinger Corporation, the holder of the $3 million subordinated convertible debenture, and the Company's shareholders which provides, among other terms, a right of first refusal to Harbinger Corporation and the debenture holder with respect to future securities sales by the Company and restricts the Company from certain activities including issuing additional debt in excess of $7.5 million. The terms of the Operating Agreement also provide for the automatic conversion of the subordinated convertible debenture into the number of shares of the Company's common stock equivalent to the outstanding principal and accrued interest on the subordinated convertible debenture divided by the conversion price, as defined, at the time that the debenture holder receives any and all regulatory approvals required to hold equity in the Company.

         In January 1997, Harbinger Corporation purchased the $3 million subordinated convertible debenture (see Note 6).


4.  SHAREHOLDERS' EQUITY

         COMMON STOCK

         The Company's initial capitalization of $703,000 was provided by Harbinger Corporation and certain other shareholders in March 1995 through the issuance of 1,004,000 shares of the Company's common stock at $0.70 per share.

         In connection with a June 1995 financing, the Company issued 5,714,286 shares of its common stock to Harbinger Corporation at a price equivalent to $1.40 per share in exchange for $2 million in cash and a $6 million note receivable bearing interest at 7% due at the earlier of September 1996 or the completion of an initial public offering, as defined, by Harbinger Corporation. The note receivable was paid in full in August 1995.

         In September of 1996, the Company issued 101,273 shares of its common stock pursuant to an employee stock purchase plan at $1.65 per share in exchange for $167,000 in cash.

                           HARBINGER NET SERVICES, LLC
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIODS ENDED DECEMBER 31, 1996 AND 1995


         In January 1997, Harbinger Corporation purchased all shares and options held by minority shareholders (see Note 6).

         OPERATING AGREEMENT

         The shareholders of the Company, including the holder of the subordinated convertible debenture, are parties to an Operating Agreement which grants certain designated shareholders, presently Harbinger Corporation and the holder of the subordinated convertible debenture, the right after December 1, 1996 to initiate a buy-sell procedure with respect to shares owned by such shareholders. The Operating Agreement also provides for the Company to be controlled by a Board of Managers of seven individuals, two of which are designated by Harbinger Corporation, two are designated by the holder of the subordinated convertible debenture, two are jointly designated by these two parties, and the final member is selected by majority vote of shareholders other than these two parties. After December 31, 1996, the members of the Board of Managers are elected by a simple majority vote of all of the Company's shareholders.

         In January 1997, Harbinger Corporation appointed a majority to the Board of Managers (see Note 6).

         STOCK OPTIONS

         The Company's Stock Option Plan (the "Plan") provides for the grant of options to officers, directors, consultants and key employees. The maximum number of shares of the Company's common stock that may be issued under the terms of the Plan shall not exceed 800,000 shares. Options granted under the terms of the Plan generally vest ratably over two or four years and are granted with an exercise price no less than the fair market value of the Company's common stock on the grant date. All options granted expire from seven to ten years from the date of grant. At December 31, 1996, there were options outstanding to acquire 564,727 shares of the Company's common stock, of which options to purchase 26,301 shares were exercisable. There were 235,273 options available for grant at December 31, 1996.

         The Company applies APB Opinion No. 25 and related interpretations in accounting for the Plan. As a result, the Company has not recognized compensation cost for its fixed stock option plan. Had compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS No. 123, the Company's net loss would have been reduced to the pro forma amounts indicated below:


                                                                    1996               1995
                                                                 -----------        -----------

                   Net loss                 As reported          $(7,442,000)       $(1,150,000)

                                            Pro forma            $(7,496,000)       $(1,153,000)


         For purposes of the pro forma amounts above, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield and expected volatility of 0%; risk-free interest rate of 5.9%; and expected lives of 2 years.

                           HARBINGER NET SERVICES, LLC
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIODS ENDED DECEMBER 31, 1996 AND 1995



         A summary of the status of the Company's fixed stock option plan as of December 31, 1996 and 1995, and changes during the periods ended on those dates is presented below:



                                                                     1996                        1995
                                                          --------------------------- ---------------------------
                                                                         Weighted                    Weighted
                                                                         Average                     Average
                                                                         Exercise                    Exercise
                          Fixed Options                     Shares        Price         Shares        Price
         ------------------------------------------------ ----------- --------------- ----------- ---------------

         Outstanding at beginning of period..........       103,102      $   1.28            -       $      -
         Granted.....................................       521,625          1.56       103,102           1.28
         Exercised...................................             -             -            -              -
         Forfeited/canceled..........................       (60,000)         1.40            -              -
                                                           --------                    --------
         Outstanding at end of period................       564,727      $   1.53       103,102      $    1.28
                                                           ========                    ========

         Options exercisable at year-end.............        26,301                          -
         Weighted average fair value of options
              granted during the year................      $   0.35                   $    0.28



         The following table summarizes information about fixed stock options outstanding at December 31, 1996:


                                              Options Outstanding                    Options Exercisable
                                 ----------------------------------------------- -----------------------------
                                                      Weighted
                                                      Average        Weighted                      Weighted
                                      Number         Remaining       Average         Number        Average
                Range of           Outstanding      Contractual      Exercise     Exercisable      Exercise
            Exercise Prices        at 12/31/96          Life          Price       at 12/31/96       Price
         ----------------------- ----------------- --------------- ------------- --------------- -------------

                  $ 0.70               17,102            8.35          $ 0.70           8,551        $ 0.70
                  $ 1.40              214,750            9.17          $ 1.40          17,750        $ 1.40
                  $ 1.65              332,875            9.48          $ 1.65              -         $   -
                                      -------                                          ------

              $ 0.70 - $1.65          564,727            9.33          $ 1.53          26,301        $ 1.17
                                      =======                                          ======

                          HARBINGER NET SERVICES, LLC
                         NOTES TO FINANCIAL STATEMENTS
               FOR THE PERIODS ENDED DECEMBER 31, 1996 AND 1995



5.  RELATED PARTY TRANSACTIONS

         The Company has entered into several agreements with Harbinger Corporation and subsidiaries governing certain transactions between them, including the use of personnel, the use of technology owned by Harbinger Corporation, the rights of Harbinger Corporation to license and distribute the Company's products, and the payment of royalties by the Company and Harbinger Corporation. Amounts charged to Harbinger Corporation by the Company for services provided were $214,000 for the period ended December 31, 1996. This amount primarily consists of employee salaries and related benefits and included $191,000 in general and administrative expenses and $23,000 in selling and marketing expenses. These amounts have been included in the Company's statements of operations as a reduction of expense in the categories indicated. Additionally, the Company paid expenses on behalf of Harbinger Corporation in 1996 of $50,000 that have been reimbursed by Harbinger Corporation. The Company accrued royalties payable to Harbinger Corporation of $1,199,000 for the period ended December 31, 1996 which is included in direct costs--software and is related to the Company's licensing of products which include Harbinger Corporation's technology. Likewise, amounts charged to the Company by Harbinger Corporation for services provided were $1,785,000 and $324,000 for the periods ended December 31, 1996 and 1995, respectively. These amounts include $729,000 and $94,000 in general and administrative expenses, $105,000 and $36,000 in selling and marketing expenses, and $951,000 and $194,000 in product development expenses for the periods ended December 31, 1996 and 1995, respectively. These amounts have been included in the Company's accompanying statement of operations in the categories indicated. Additionally, Harbinger Corporation paid expenses of $505,000 and $413,000 for the periods ended December 1996 and 1995, respectively, on behalf of the Company that have been reimbursed to Harbinger Corporation by the Company. At December 31, 1996 and 1995, the Company had amounts due to Harbinger Corporation of $1,760,000 and $97,000 for these services and expenses incurred by the Company and for the royalties due to Harbinger Corporation.

         At December 31, 1996 and 1995, the Company had amounts due to (from) affiliates resulting from these and other affiliated transactions as follows:



                                                                             1996                   1995
                                                                         -------------          -------------


         Due to Harbinger Corporation and
              subsidiaries....................................           $   1,760,000         $       97,000
         Due to holder of the subordinated convertible
              debenture (accrued interest included in
              accrued expenses)...............................                 280,000                 97,000
         Due from Harbinger Corporation
              affiliate.......................................                    -                   (14,000)
                                                                         -------------          -------------
                                                                         $   2,040,000          $     180,000
                                                                         =============          =============


         The Company believes the terms of transactions between the Company, Harbinger Corporation and subsidiaries and the holder of the subordinated convertible debenture are comparable to those which the Company could have obtained in transactions with unaffiliated parties.

                           HARBINGER NET SERVICES, LLC
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIODS ENDED DECEMBER 31, 1996 AND 1995


6.  SUBSEQUENT EVENTS (UNAUDITED)

         On January 1, 1997, because of the expiration of restrictions under the operating agreement on Harbinger Corporation's ability to appoint a majority of the Company's Board of Managers, Harbinger Corporation exercised its rights as majority shareholder of the Company by appointing a majority of the members of the Company's Board of Managers. As a result, effective January 1, 1997, Harbinger Corporation will account for its investment in the Company by consolidating the statements of financial position and results of operations of the Company with those of Harbinger Corporation.

         Also on January 1, 1997, Harbinger Corporation entered into a debenture purchase agreement with the holder of the subordinated convertible debenture (the "Debenture") whereby Harbinger Corporation acquired the $3 million Debenture of the Company in exchange for $1.5 million in cash and 242,288 shares of Harbinger Corporation's common stock valued at $4.2 million.

         Immediately after this transaction, Harbinger Corporation acquired the minority interest in the Company, consisting of 585,335 shares of the Company's common stock and stock options to acquire 564,727 shares of the Company's common stock at exercise prices ranging from $0.70 per share to $1.65 per share, by exchanging cash of $1.6 million and stock options to acquire 355,317 shares of Harbinger Corporation's common stock at exercise prices ranging from $15.22 per share to $16.53 per share which were valued by Harbinger Corporation at $2.2 million.







                                      F-13


                                       18